UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2009
Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 622-1000
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Indenture
     On November 13, 2009 Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), agreed to issue and sell to several initial purchasers $350,000,000 aggregate principal amount of 2.15% Senior Notes due 2012 (the “2012 Notes”) and $400,000,000 aggregate principal amount of 3.25% Senior Notes due 2014 (the “2014 Notes”, and together with the 2012 Notes, the “Notes”) in a private placement for resale to qualified institutional buyers in reliance upon the exemption from registration in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). On November 20, 2009, the Company entered into an indenture (the “Base Indenture”) and a first supplemental indenture (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Notes were issued on November 20, 2009.
     The 2012 Notes will mature on December 28, 2012 and the 2014 Notes will mature on November 20, 2014. Interest on the 2012 Notes will accrue at the rate of 2.15% per annum, and interest on the 2014 Notes will accrue at the rate of 3.25% per annum. Interest is payable on the 2012 Notes semi-annually in arrears on June 28 and December 28 of each year, commencing June 28, 2010, and interest on the 2014 Notes is payable semi-annually in arrears on May 20 and November 20 of each year, commencing May 20, 2010.
     The Company may redeem the 2012 Notes and the 2014 Notes, in each case, in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes being redeemed (not including any portion of the payments of interest accrued but unpaid as of the date of redemption) discounted on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at a comparable treasury rate plus 15 basis points, in the case of both the 2012 Notes and the 2014 Notes, plus, in each case, accrued and unpaid interest to the date of redemption, if any.
     Upon the occurrence of a change of control (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s Investors Service Inc., Standard & Poor’s Ratings Services and Fitch Ratings Limited, the Company will, in certain circumstances, be required to make an offer to purchase each of the 2012 Notes and the 2014 Notes at a price equal to 101% of the principal amount of the 2012 Notes and 2014 Notes to be repurchased, respectively, plus any accrued and unpaid interest to the date of repurchase.
     The Notes are general unsecured obligations of the Company that are effectively subordinated in right of payment to any secured indebtedness of the Company to the extent of the assets securing such indebtedness and to all existing and any future liabilities of its subsidiaries; equal in right of payment with all existing and any future unsecured and unsubordinated indebtedness of the Company; and senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes.
     The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company and its subsidiaries to incur debt secured by liens on its principal property or on shares of stock of its principal subsidiaries, engage in sale and lease-back transactions with respect to any principal property and merge or consolidate or sell all or substantially all of its assets.
     Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.
     The Company intends to use the net proceeds from the sale of the Notes to redeem $300,000,000 principal amount of its 6 3/4% Senior Subordinated Notes due 2014 at a price equal to 103.375% of principal amount plus accrued and unpaid interest, and to fund a tender offer to purchase $295,360,000 aggregate principal amount of its 2.5% Convertible Senior Notes due 2023 at a price per $1,000 of principal amount equal to the sum of (A) 42.1372 multiplied by the average daily volume weighted average price per share of the Company’s common stock over the twenty-one (21) trading days ending on the expiration date of the tender offer and (B) a fixed cash amount of $56.50, plus accrued and unpaid interest on the notes to, but excluding, the settlement date of the tender offer. Both the tender offer and the redemption have been separately disclosed by the Company in its Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2009. The Company intends to use any proceeds remaining after the tender offer and redemption for general corporate purposes.
     The foregoing description of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which is filed with this report as Exhibit 99.1, and the Supplemental Indenture, which is filed with this report as Exhibit 99.2, both of which are incorporated herein by reference.
Registration Rights Agreement
     In connection with the closing of the issuance and sale of the Notes (the “Closing”), the Company also entered into an Exchange and Registration Rights Agreement, dated as of November 20, 2009 (the “Registration Rights Agreement”), with Banc of America Securities LLC and Barclays Capital Inc., as representatives of the initial purchasers.
     Under the Registration Rights Agreement, the Company has agreed to file with the SEC on or prior to 150 days after the Closing a registration statement with respect to an offer to exchange the Notes for identical new notes registered under the Securities Act. The Company has agreed to use commercially reasonable efforts to cause the registration statement for the exchange offer to be declared effective on or prior to 200 days after the Closing and to commence and complete the exchange offer promptly, but no later than 45 days after such registration statement has become effective. The deadline for consummation of the exchange offer is 245 days after the Closing. The Company has agreed to file a shelf registration statement with the SEC to cover resales of the Notes if the exchange offer is not consummated by this deadline or in certain other specified circumstances.
     If the Company is unable to meet certain registration obligations under the Registration Rights Agreement, the Company will be obligated to pay additional interest to each holder of the Notes in an amount equal to 0.25% per year for the first 90-day period (or portion thereof) during which such registration defaults are continuing. After the initial 90-day period, the rate will increase to 0.50% per year and continue for the duration of the period that one or more registration defaults are continuing, provided that once the shelf registration statement is declared effective, additional interest resulting from certain registration defaults relating to the exchange offer registration statement will cease to accrue. The Company shall not be required to pay additional interest for more than one registration default at a time.

     The foregoing description of certain of the terms of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed with this report as Exhibit 99.3 and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above under Item 1.01 under the heading “Indenture” is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.
Date: November 20, 2009	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Indenture dated as of November 20, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A.

99.2	First Supplemental Indenture dated as of November 20, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A.

99.3	Exchange and Registration Rights Agreement dated November 20, 2009 between the Company and Banc of America Securities LLC and Barclays Capital Inc., as representatives of the Initial Purchasers